UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2025

URGENT.LY INC.

(Exact name of registrant, as specified in its charter)

Delaware	001-41841	46-2848640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

(Address of principal executive

offices)

Registrant's telephone number, including area code: (571) 350-3600

Former name or address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ULY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On January 23, 2025, the Board of Directors (the “Board”) of Urgent.ly Inc. (the “Company”) increased the size of the Board to eight directors and, upon the recommendation of the nominating and corporate governance committee of the Board, appointed Alexandre Zyngier to serve as a Class III director, with an initial term expiring at the Company’s 2026 annual meeting of stockholders. The Board has determined not to appoint Mr. Zyngier to any committees at this time.

Mr. Zyngier has served as the Managing Director and Founder of Batuta Capital Advisors LLC, a private investment and advisory firm, since 2013. He also serves on the board of directors of Unifin Financiera SAB de CV, a Mexican finance company since August 2024, NuRide Inc., a reorganized Company pursuing certain caused of action and potential combinations or acquisitions, Slam Corp, a public special purpose acquisition company, since February 2023, COFINA Puerto Rico, the taxing authority of Puerto Rico, since February 2019, Atari SA, a public video game company, since August 2014 and certain other private entities. Mr. Zyngier previously served on the board of directors of Appvion Holding Corp, a private paper and packaging company, GT Advanced Technologies Inc., a private advanced materials company, Torchlight Energy Resources Inc., a public exploration and production company, Eileen Fisher Inc., a private retail company, AudioEye, Inc, a public software company, and certain other public and private companies. Mr. Zyngier earned his MBA in Finance and Accounting from the University of Chicago.

The Board determined that Mr. Zyngier meets the requirements for independence under the applicable listing standards of the Nasdaq Stock Market LLC and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Company’s Outside Director Compensation Policy, Mr. Zyngier is eligible to participate in the Company’s standard compensation arrangements for non-employee directors which consists of cash and equity compensation for service on the Board. Pursuant to the Outside Director Compensation Policy, Mr. Zyngier is entitled to $50,000 in annual cash compensation for service on the Board with additional cash compensation payable for any committee service. In addition, Mr. Zyngier is eligible for equity awards consistent with the terms of the Outside Director Compensation Policy.

Mr. Zyngier was appointed in accordance with the Loan and Security Agreement, dated as of December 16, 2021, among the Company, the other loan parties party thereto, the lenders from time to time party thereto and Alter Domus (US) LLC, as administrative and collateral agent, as most recently amended by the Fifth Amendment to Loan and Security Agreement dated December 31, 2024. There are no family relationships between Mr. Zyngier and any other director or executive officer of the Company.

The Company has entered into its standard form of indemnification agreement with Mr. Zyngier, a copy of which is filed as Exhibit 10.5 to the S-4 Registration Statement. Other than the indemnification agreement, Mr. Zyngier does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act, nor are any such transactions currently proposed.

Executive Employment Agreements

On January 26, 2025, the Board, following a recommendation by the compensation committee of the Board, approved an Amended and Restated Executive Employment Agreement for Matthew Booth, the Company’s Chief Executive Officer and President (as amended, the “Booth Employment Agreement”), and a Second Amended and Restated Executive Employment Agreement for Timothy Huffmyer, the Company’s Chief Financial Officer (as amended, the “Huffmyer Employment Agreement” and together with the Booth Employment Agreement, the “Employment Agreements”). The prior employment agreements, the terms of which are disclosed in the Company’s Definitive Proxy Statement dated April 29, 2024, were entered into in February 2023 and the terms were not re-evaluated in connection with the Company’s acquisition of Otonomo Technologies Ltd. and concurrent listing of its common stock on Nasdaq in October 2023. Following the one-year anniversary of the completion of those transactions, and in connection with its annual evaluation of executive performance and compensation, the Board and the compensation committee of the Board felt it was appropriate to, in consultation with the Company’s independent compensation consultant, evaluate and amend the prior employment agreements to provide for market standard severance provisions with respect to resignation for good reason in addition to the provision for severance with respect to termination other than for cause.

As amended and restated, the material terms of the Employment Agreements are unchanged from the prior employment agreements, except as described herein. The Employment Agreements now provide that, in addition to with respect to a termination of employment without “cause” (as defined in the applicable Employment Agreement), Mr. Booth and Mr. Huffmyer will be eligible for severance benefits with respect to a resignation with “good reason” (as defined in the applicable Employment Agreement) (a termination either without “cause” or for “good reason,” an “Involuntary Termination”) and add the payment of the target bonus assuming target performance as a cash severance benefit, less in each case all applicable withholdings and deductions. The Employment Agreements extend the “change of control period” such that it commences three months prior to the effective date of a

“change in control” (each as defined in the applicable Employment Agreements), and provide that, with respect to an Involuntary Termination occurring within the change of control period, Mr. Booth or Mr. Huffmyer, as applicable, will be eligible for a lump sum payment in the amount of two times the aggregate cash severance payable in connection with an Involuntary Termination outside of the change of control period.

Pursuant to the Employment Agreements as amended and restated, each of Mr. Booth’s current annual base salary of $500,000 and his target annual bonus opportunity of up to $350,000 and Mr. Huffmyer’s current annual base salary of $400,000 and his target annual bonus opportunity of up to $200,000, remain unchanged.

The foregoing descriptions of the Employment Agreements are not complete and are subject to, and qualified in their entirety by reference to the Employment Agreements, copies of which are attached to this Report as Exhibit 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On January 27, 2025, the Company issued a press release relating to the appointment of Mr. Zyngier, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1+	Amended and Restated Employment Agreement dated as of January 27, 2025 by and between the Company and Matthew Booth
10.2+	Second Amended and Restated Executive Employment Agreement dated as of January 27, 2025 by and between the Company and Timothy Huffmyer
99.1	Press release, dated January 27, 2025, titled “Urgently Announces Appointment of Alex Zyngier to Board of Directors”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
+	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 27, 2025

URGENT.LY INC.

By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Chief Financial Officer